EXHIBIT 99.2

Iconic Brands to Present at the Dawson James 7th Annual Small Cap Growth Conference

AMITYVILLE, NY - October 10, 2022 - Iconic Brands, Inc. (OTC: ICNB) (“Iconic” or the “Company”), a leader in the development, design and delivery of alcohol and non-alcohol beverages, today announced that it will participate in the Dawson James 7th Annual Small Cap Growth Conference being held on October 12, 2022 at the Wyndham Grand Hotel in Jupiter, Florida.

Thomas Martin, Interim CEO of Iconic and Founder and CEO of TopPop LLC, Iconic’s wholly-owned subsidiary (“TopPop”), will present in-person and host one-on-one meetings with investors. Mr. Martin will provide an overview of the Company during the presentation, including upcoming strategic developments and milestones.

Event: Dawson James Securities Small Cap Growth Conference

Date: Wednesday, October 12, 2022

Time: TBD

Location: Wyndham Grand Hotel in Jupiter, Florida

About Iconic

Iconic Brands, Inc (OTC: ICNB) together with its wholly-owned subsidiary, TopPop, develops brands, innovates products, and creates sustainable packaging solutions for the alcohol and non-alcohol beverage market. Iconic offers a collection of brands in the wine & spirits, ready-to-drink cocktail, ready-to-freeze ice pop, and pre-mixed ready-to-go categories. In addition, TopPop offers turnkey solutions, from design to delivery, in sustainable packaging for major alcohol and non-alcohol beverage and frozen food brands. Iconic prides itself on its commitment to brand expansion and to delivering purpose-driven brands that strive to lead the change in the “Better-for-you” and “Better-for-the-planet” categories. In July, Iconic announced its intention to change its name to “TopPop Innovative Brands” to better reflect the focus and fundamental drivers of the business. Iconic operates in multiple states, with worldwide distribution and a number of Fortune 500 customers, including some of the world’s largest alcohol beverage companies and brands.

Please visit Iconic’s websites and follow us on social media.

Websites: iconicbrandsusa.com; bellissimaprosecco.com; toppoppkg.com; sonjasangria.com

Twitter: @iconicbrandsus; @Sonja_Sangria

Instagram: @IconicBrandsUSA; @BellissimaProsecco; @sonja_sangria

LinkedIn: Iconic Brands USA; TopPop Packaging

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance, and are subject to significant risks and uncertainties. These forward-looking statements should, therefore, be considered in light of various risks, including those set forth in Iconic’s reports that it files from time to time with the U.S. Securities and Exchange Commission and which you should review, including those statements under “Item 1A – Risk Factors” in Iconic’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Contact

ir@iconicbrandsusa.com